Plexus Announces Fiscal First Quarter 2016 Financial Results

•	Fiscal first quarter 2016 revenue of $617 million

•	GAAP diluted EPS of $0.42, non-GAAP diluted EPS of $0.47, excluding $0.05 per share of restructuring charges

•	Initiates fiscal second quarter 2016 revenue guidance of $600 - $630 million with diluted EPS of $0.47 to $0.55, excluding any restructuring or other charges

NEENAH, WI – January 20, 2016 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal first quarter ended January 2, 2016, and guidance for its fiscal second quarter ending April 2, 2016.

	Three Months Ended
	Jan. 2, 2016	Jan. 2, 2016	April 2, 2016
	Q1F16 Results	Q1F16 Guidance	Q2F16 Guidance
Summary GAAP Items
Revenue (in millions)	$617	$600 to $625	$600 to $630
Operating margin	3.5%
Diluted EPS	$0.42

Summary Non-GAAP Items
Non-GAAP operating margin, before restructuring charges (1)	3.7%	3.3% to 3.6%	3.6% to 4.0%
Non-GAAP diluted EPS, before restructuring charges (1)(2)	$0.47	$0.41 to $0.48	$0.47 to $0.55
Return on invested capital (ROIC)	10.8%
Economic Return	-0.2%

(1)	Restructuring charges of $1.5 million for the three months ended January 2, 2016.
(2)	Includes stock-based compensation expense of $0.10 for Q1F16 results and $0.11 for Q2F16 guidance.

Additional Fiscal First Quarter 2016 Information

•	Won 34 programs during the quarter representing approximately $179 million in annualized revenue when fully ramped into production

•	Trailing four quarter wins total approximately $702 million in annualized revenue

•	Purchased $8.5 million of our shares at an average price of $37.23 per share

Dean Foate, Chairman, President and CEO, commented, “Fiscal first quarter revenue and EPS results were largely in-line with our guidance. Consistent with the expectations we set last quarter, we are guiding our fiscal second quarter revenue sequentially flat at the midpoint of our guidance range, as new program ramps offset revenue lost from the two previously announced program disengagements. Fiscal second quarter 2016 revenue guidance is $600 to $630 million with diluted EPS in the range of $0.47 to $0.55 before restructuring charges.”

Patrick Jermain, Senior Vice President and CFO, commented, “Our working capital initiatives resulted in the fiscal first quarter cash cycle exceeding our expectations at 71 days and contributed to approximately $10 million in free cash flow during the quarter. The two lower-margin program disengagements that we outlined during our fiscal 2015 year-end earnings call continue to progress largely as planned. The subsequent announcements to close our Fremont, California site and end volume manufacturing at our Livingston, Scotland facility are both advancing as communicated. Assuming stability of our fiscal second half 2016 revenue forecasts, these actions, in combination with other productivity initiatives, further our belief that we will exit fiscal 2016 in our target operating margin range of 4.7 to 5.0 percent.”

Quarterly Comparison	Three Months Ended
	Jan. 2, 2016	Oct. 3, 2015	Jan. 3, 2015
(in thousands, except EPS)	Q1F16	Q4F15	Q1F15
Revenue	$616,664	$668,730	$664,690
Gross profit	$50,059	$59,272	$61,414
Operating profit	$21,524	$28,571	$28,783
Net income	$14,448	$23,865	$23,079
Diluted EPS	$0.42	$0.70	$0.67
Adjusted net income*	$15,955	$23,514	$24,770
Adjusted diluted EPS*	$0.47	$0.69	$0.72

Gross margin	8.1%	8.9%	9.2%
Operating margin	3.5%	4.3%	4.3%
Adjusted operating margin*	3.7%	4.3%	4.6%

ROIC*	10.8%	14.0%	14.4%
Economic Return*	-0.2%	3.0%	3.4%

*Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to GAAP measures

Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the attached non-GAAP supplemental data.

Market Sector Breakout
Plexus reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. The Company measures operational performance and allocates resources on a geographic segment basis. Please refer to the attached supplemental information for a breakout of revenue by reportable geographic segments. Top 10 customers comprised 60% of revenue during the quarter, up five percentage points from the prior quarter.

Market Sector ($ in millions)	Three Months Ended
	Jan. 2, 2016 Q1F16		Oct. 3, 2015 Q4F15		Jan. 3, 2015 Q1F15
Networking/Communications	$157	25%	$179	27%	$234	35%
Healthcare/Life Sciences	191	31%	183	27%	196	30%
Industrial/Commercial	173	28%	201	30%	148	22%
Defense/Security/Aerospace	96	16%	106	16%	87	13%
Total Revenue	$617		$669		$665
Fiscal First Quarter 2016 Supplemental Information
ROIC for the fiscal first quarter of 2016 was 10.8%. The Company defines ROIC as tax-effected annualized operating profit, before special items, divided by average invested capital over a two-quarter period for the first quarter. Invested capital is defined as equity plus debt, less cash and cash equivalents. The Company’s weighted average cost of capital for the first fiscal quarter of 2016 was 11.0%. ROIC for the quarter less the Company’s weighted average cost of capital results in an economic return of -0.2%.

Fiscal first quarter cash cycle was 71 days. The Company delivered $21.3 million in cash from operations and used $11.8 million for capital investments during the quarter, resulting in positive free cash flow of $9.5 million.

Cash Conversion Cycle	Three Months Ended
	Jan. 2, 2016 Q1F16	Oct. 3, 2015 Q4F15	Jan. 3, 2015 Q1F15
Days in Accounts Receivable	53	53	52
Days in Inventory	88	85	82
Days in Accounts Payable	(59)	(60)	(53)
Days in Cash Deposits	(11)	(12)	(9)
Annualized Cash Cycle*	71	66	72
*We calculate cash cycle as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information:

What:	Plexus Fiscal First Quarter 2016 Earnings Conference Call and Webcast
When:	Thursday, January 21, 2016 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of Plexus’ website, www.plexus.com or directly at: http://edge.media-server.com/m/p/nnoa2mdj/lan/en

Conference call at +1.800.708.4539 with passcode: 41445105

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 41445105

Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Plexus (www.plexus.com) delivers optimized Product Realization solutions through a unique Product Realization Value Stream service model. This customer-focused services model seamlessly integrates innovative product conceptualization, design, commercialization, manufacturing, fulfillment and sustaining services to deliver comprehensive end-to-end solutions for customers in the America, European and Asia-Pacific regions.

Plexus is the industry leader in servicing mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. Award-winning customer service is provided to over 140 branded product companies in the Networking/Communications, Healthcare/Life Sciences, Industrial/Commercial and Defense/Security/Aerospace market sectors.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities; possible unexpected costs and operating disruption in transitioning programs, including as a result of a facility closure; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix, low volumes and demanding quality, regulatory, and other requirements; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the potential effects of regional results on our taxes and ability to use deferred tax assets and net operating losses; risks related to information technology systems and data security; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the potential effect of world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; and other risks detailed in our Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2015 Form 10-K).

PLEXUS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Jan. 2,	Jan. 3,
	2016	2015
Net sales	$616,664	$664,690
Cost of sales	566,605	603,276
Gross profit	50,059	61,414
Selling and administrative expenses	27,028	30,940
Restructuring and impairment charges	1,507	1,691
Operating income	21,524	28,783
Other income (expense):
Interest expense	(3,534)	(3,777)
Interest income	932	897
Miscellaneous	(1,620)	138
Income before income taxes	17,302	26,041
Income tax expense	2,854	2,962
Net income	$14,448	$23,079
Earnings per share:
Basic	$0.43	$0.69
Diluted	$0.42	$0.67
Weighted average shares outstanding:
Basic	33,396	33,602
Diluted	34,062	34,439

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION TABLE 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Jan. 2,	Oct. 3,	Jan. 3,
	2016	2015	2015
Operating profit, as reported	$21,524	$28,571	$28,783
Operating margin, as reported	3.5%	4.3%	4.3%

Non-GAAP adjustments:
Restructuring costs*	1,507	—	1,691

Operating profit, as adjusted	$23,031	$28,571	$30,474
Operating margin, as adjusted	3.7%	4.3%	4.6%

Net income, as reported	$14,448	$23,865	$23,079

Non-GAAP adjustments:
Discrete tax benefit, net	—	(351)	—
Restructuring costs*	1,507	—	1,691

Net income, as adjusted	$15,955	$23,514	$24,770

Diluted earnings per share, as reported	$0.42	$0.70	$0.67

Non-GAAP adjustments:
Discrete tax benefit, net	—	(0.01)	—
Restructuring costs	0.05	—	0.05

Diluted earnings per share, as adjusted	$0.47	$0.69	$0.72

*Summary of restructuring costs
Employee termination and severance costs	$1,394	$—	$144
Other exit costs	113	—	1,547
Total restructuring costs	$1,507	$—	$1,691

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Three Months Ended		Twelve Months Ended		Three Months Ended
	Jan. 2,		Oct. 3,		Jan. 3,
	2016		2015		2015
Operating profit		$21,524		$115,436		$28,783
Restructuring and impairment charges		$1,507		$1,691		$1,691
Adjusted operating profit		$23,031		$117,127		$30,474
	x	4	x	1	x	4

Annualized operating profit		92,124		117,127		121,896
Tax rate	x	12%	x	11%	x	10%
Tax impact		11,055		12,884		12,190
Operating profit (tax effected)		81,069		104,243		109,706

Average invested capital	÷	$753,078	÷	$745,611	÷	$759,676

ROIC		10.8%		14.0%		14.4%
Weighted average cost of capital		11.0%		11.0%		11.0%
Economic return		-0.2%		3.0%		3.4%

	Three Months Ended
Average Invested Capital	Jan. 2,	Oct. 3,	July 4,	April 4,	Jan. 3,	Sept. 27,
Calculations	2016	2015	2015	2015	2015	2014
Equity	$850,794	$842,272	$835,063	$808,468	$792,298	$781,133
Plus:
Debt - current	2,864	3,513	4,281	4,774	4,793	4,368
Debt – non-current	259,289	259,257	259,284	260,025	260,990	262,046
Less:
Cash and cash equivalents	(354,728)	(357,106)	(354,830)	(356,296)	(239,685)	(346,591)
	$758,219	$747,936	$743,798	$716,971	$818,396	$700,956

Free Cash Flow Calculation
The Company defines free cash flow as cash flow provided by (or used in) operations less capital expenditures. For the three months ended January 2, 2016 cash flow provided by operations was $21.3 million, less capital expenditures of $11.8 million, resulting in free cash flow of $9.5 million.

PLEXUS
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Jan. 2,	Oct. 3,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$354,728	$357,106
Accounts receivable	360,220	384,680
Inventories	549,501	569,371
Deferred income taxes	10,662	10,686
Prepaid expenses and other	23,130	22,882
Total current assets	1,298,241	1,344,725
Property, plant and equipment, net	313,656	317,351
Deferred income taxes	3,584	3,635
Other	36,559	36,677
Total non-current assets	353,799	357,663
Total assets	$1,652,040	$1,702,388

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$2,864	$3,513
Accounts payable	368,030	400,710
Customer deposits	71,863	81,359
Accrued salaries and wages	35,715	49,270
Other accrued liabilities	40,030	44,446
Total current liabilities	518,502	579,298
Long-term debt and capital lease obligations, net of current portion	259,289	259,257
Deferred income taxes	9,664	9,664
Other liabilities	13,791	11,897
Total non-current liabilities	282,744	280,818
Total liabilities	801,246	860,116
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
50,558 and 50,554 shares issued, respectively,
and 33,276 and 33,500 shares outstanding, respectively	506	506
Additional paid-in-capital	500,888	497,488
Common stock held in treasury, at cost, 17,282 and 17,054, respectively	(518,431)	(509,968)
Retained earnings	875,165	860,717
Accumulated other comprehensive (loss) income	(7,334)	(6,471)
Total shareholders’ equity	850,794	842,272
Total liabilities and shareholders’ equity	$1,652,040	$1,702,388

PLEXUS
REVENUE BY REPORTABLE GEOGRAPHIC SEGMENTS
(in thousands)
(unaudited)

	Three Months Ended
	Jan. 2,	Oct. 3,	Jan. 3,
	2016	2015	2015
Americas	$305,097	$359,142	$335,262
Asia-Pacific	299,346	319,472	333,377
Europe, Middle East, and Africa	42,087	42,556	28,079
Elimination of inter-segment sales	(29,866)	(52,440)	(32,028)
Total Revenue	$616,664	$668,730	$664,690